Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS THIRD QUARTER 2025 RESULTS

DILUTED EPS OF $1.77 AND NET INCOME OF $78M
NET NEW HOME ORDERS OF 898, UP 2.4% YOY, A RECORD FOR ANY THIRD QUARTER
HOME CLOSINGS REVENUE OF $499M, SECOND HIGHEST THIRD QUARTER ON RECORD
NEW HOMES DELIVERIES OF 953, SECOND HIGHEST THIRD QUARTER ON RECORD
HOMEBUILDING GROSS MARGINS OF 31.1%, TENTH CONSECUTIVE QUARTER ABOVE 30%

PLANO, Texas, October 29, 2025 — Green Brick Partners, Inc. (NYSE: GRBK) (“Green Brick,” “we,” or the “Company”), today announced results for its third quarter ended September 30, 2025.

Third quarter net income attributable to Green Brick was $78 million or $1.77 per diluted share. The Company delivered 953 new homes, which was substantially in line to 2024’s third quarter. Home closings revenue was $499 million, compared to $523 million in the third quarter of 2024. Homebuilding gross margins of 31.1% increased 70 basis points sequentially and decreased 160 basis points year-over-year as the Company adjusted incentives and sales prices to align with market demand. Approximately 80% of home closings revenue was generated from infill and infill-adjacent locations.

“Our third quarter results demonstrated the resilience of our differentiated business model amid a challenging market environment,” said Jim Brickman, CEO and co-founder. “For the tenth consecutive quarter, our gross margins remained above 30%, continuing to lead the public homebuilding industry. In these conditions, we were particularly pleased to maintain sales velocity, with net new orders growing 2.4% year-over-year to 898 units, a record for any third quarter in Company history. Our sales cancellation rate declined 1.8% year-over-year and 3.2% sequentially to 6.7%, among the lowest among our public company peers. Our monthly sales pace increased slightly year-over-year to just under 3.0 sales per community. This performance underscores the strength of our infill-focused land self-development strategy, which we believe continues to deliver meaningful competitive advantages.”

Mr. Brickman added, “Like our peers across the industry, we addressed both affordability pressures and elevated interest rates by strategically adjusting pricing and incentives to sustain sales momentum. As a result, incentives for new orders rose 2.8% year-over-year and 1.2% sequentially to 8.9%.”

Mr. Brickman continued, “At quarter-end, we maintained a homebuilding debt-to-total capital ratio of 15.3% and a net homebuilding debt-to-total capital ratio of 9.5%, positioning us among the most financially strong homebuilders. We believe our investment-grade balance sheet, combined with our differentiated land strategy, provides the flexibility to adapt to evolving market conditions, resilience in challenging environments, and resources to capitalize on opportunities. Our focus remains on executing proven strategies, balancing price and pace to achieve top-tier returns, and delivering consistent value to shareholders through operational performance and capital returns.”

Mr. Brickman concluded, “We remain excited about the future and believe we are well positioned for continued growth. As part of the next stage of our expansion, I am thrilled that we broke ground on our first master-planned community in the Houston market, and we anticipate being open for sales there in time for the spring selling season.”

Results for the Quarter Ended September 30, 2025:

(Dollars in thousands, except per share data)	Three Months Ended September 30,
	2025	2024	Change
New homes delivered	953	956	(0.3)%

Total revenues	$499,091	$523,660	(4.7)%
Total cost of revenues	343,629	352,097	(2.4)%
Total gross profit	$155,462	$171,563	(9.4)%
Income before income taxes	$106,635	$118,976	(10.4)%

Net income attributable to Green Brick Partners, Inc.	$77,853	$89,111	(12.6)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.77	$1.98	(10.6)%

Residential units revenue	$499,091	$522,859	(4.5)%
Average sales price of homes delivered	$523.7	$546.9	(4.2)%
Homebuilding gross margin percentage	31.1%	32.7%	-160 bps
Selling, general and administrative expenses as a percentage of residential units revenue	11.6%	11.0%	60 bps

Backlog revenue	$465,589	$581,848	(20.0)%
Homes under construction	2,202	2,330	(5.5)%

Results for the Nine Months Ended September 30, 2025:

(Dollars in thousands, except per share data)	Nine Months Ended September 30,
	2025	2024	Change
New homes delivered	2,905	2,764	5.1%

Total revenues	$1,545,859	$1,531,629	0.9%
Total cost of revenues	1,067,098	1,022,143	4.4%
Total gross profit	$478,761	$509,486	(6.0)%
Income before income taxes	$325,071	$373,786	(13.0)%
Net income attributable to Green Brick Partners, Inc.	$234,860	$277,770	(15.4)%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$5.29	$6.12	(13.6)%

Residential units revenue	$1,541,517	$1,513,281	1.9%
Average sales price of homes delivered	$530.6	$547.4	(3.1)%
Homebuilding gross margin percentage	30.9%	33.6%	-270 bps
Selling, general and administrative expenses as a percentage of residential units revenue	11.2%	11.0%	20 bps

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2025 at 12:00 p.m. Eastern Time on Thursday, October 30, 2025. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/719083800

A telephone replay of the call will be available through November 29, 2025. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-647-362-9199 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Residential units revenue	$499,091	$522,859	$1,541,517	$1,513,281
Land and lots revenue	—	801	4,342	18,348
Total revenues	499,091	523,660	1,545,859	1,531,629
Cost of residential units	343,629	351,666	1,064,906	1,005,162
Cost of land and lots	—	431	2,192	16,981
Total cost of revenues	343,629	352,097	1,067,098	1,022,143
Total gross profit	155,462	171,563	478,761	509,486
Selling, general and administrative expenses	(58,140)	(57,740)	(172,807)	(165,912)
Equity in income of unconsolidated entities	422	992	1,406	4,770
Other income, net	8,891	4,161	17,711	25,442
Income before income taxes	106,635	118,976	325,071	373,786
Income tax expense	23,226	23,078	68,406	71,816
Net income	83,409	95,898	256,665	301,970
Less: Net income attributable to noncontrolling interests	5,556	6,787	21,805	24,200
Net income attributable to Green Brick Partners, Inc.	$77,853	$89,111	$234,860	$277,770

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.77	$1.99	$5.30	$6.18
Diluted	$1.77	$1.98	$5.29	$6.12
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	43,541	44,457	43,914	44,614
Diluted	43,632	44,530	44,031	45,019

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$142,426	$141,543
Restricted cash	33,018	18,153
Receivables	40,263	13,858
Real estate inventory:
Inventory owned	1,931,799	1,771,203
Consolidated inventory related to VIE	168,296	166,529
Total inventory	2,100,095	1,937,732
Investments in unconsolidated entities	85,386	60,582
Right-of-use assets - operating leases	7,837	7,242
Property and equipment, net	5,872	6,551
Earnest money deposits	13,736	13,629
Deferred income tax assets, net	13,984	13,984
Intangible assets, net	218	282
Goodwill	680	680
Other assets	37,860	35,758
Total assets	$2,481,375	$2,249,994
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$91,270	$59,746
Accrued expenses	127,523	110,068
Customer and builder deposits	35,179	37,068
Lease liabilities - operating leases	8,966	8,343
Borrowings on lines of credit, net	62,753	22,645
Senior unsecured notes, net	261,877	299,090
Notes payable	14,871	14,871
Total liabilities	602,439	551,831
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	47,302	44,709
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	47,603	47,603
Common stock, $0.01 par value: 100,000,000 shares authorized; 43,565,098 issued and outstanding as of September 30, 2025 and 44,498,097 issued and outstanding as of December 31, 2024, respectively	436	445
Additional paid-in capital	245,661	244,653
Retained earnings	1,510,462	1,332,714
Total Green Brick Partners, Inc. stockholders’ equity	1,804,162	1,625,415
Noncontrolling interests	27,472	28,039
Total equity	1,831,634	1,653,454
Total liabilities and equity	$2,481,375	$2,249,994

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change	%	2025	2024	Change	%
Home closings revenue	$499,059	$522,859	$(23,800)	(4.6)%	$1,541,485	$1,512,901	$28,584	1.9%
Mechanic’s lien contracts revenue	32	—	32	100%	32	380	(348)	(91.6)%
Residential units revenue	$499,091	$522,859	$(23,768)	(4.5)%	$1,541,517	$1,513,281	$28,236	1.9%
New homes delivered	953	956	(3)	(0.3)%	2,905	2,764	141	5.1%
Average sales price of homes delivered	$523.7	$546.9	$(23.2)	(4.2)%	$530.6	$547.4	$(16.8)	(3.1)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change	%	2025	2024	Change	%
Lots revenue	$—	$800	$(800)	(100)%	$4,342	$5,644	$(1,302)	(23.1)%
Land revenue	—	1	(1)	(100)%	—	12,704	(12,704)	(100)%
Land and lots revenue	$—	$801	$(801)	(100)%	$4,342	$18,348	$(14,006)	(76.3)%
Lots closed	—	8.00	(8)	(100)%	42	79	(37)	(46.8)%
Average sales price of lots closed	$—	$100.0	$(100.0)	(100)%	$103.4	$71.4	$32.0	44.8%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change	%	2025	2024	Change	%
Net new home orders	898	877	21	2.4%	2,912	2,803	109	3.9%
Revenue from net new home orders	$448,465	$454,358	$(5,893)	(1.3)%	$1,511,190	$1,539,549	$(28,359)	(1.8)%
Average selling price of net new home orders	$499.4	$518.1	$(18.7)	(3.6)%	$519.0	$549.3	$(30.3)	(5.5)%
Cancellation rate	6.7%	8.5%	(1.8)%	(21.2)%	7.5%	7.1%	0.4%	5.6%
Absorption rate per average active selling community per quarter	8.7	8.4	0.3	3.6%	9.3	9.3	—	—%
Average active selling communities	103	105	(2)	(1.9)%	104	100	4	4.0%
Active selling communities at end of period	100	106	(6)	(5.7)%
Backlog revenue	$465,589	$581,848	$(116,259)	(20.0)%
Backlog units	675	809	(134)	(16.6)%
Average sales price of backlog	$689.8	$719.2	$(29.4)	(4.1)%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	September 30, 2025			December 31, 2024
	Central	Southeast	Total	Central	Southeast	Total
Lots owned
Finished lots	4,089	624	4,713	3,932	790	4,722
Lots in communities under development	30,135	1,851	31,986	22,524	1,670	24,194
Land held for future development(1)	—	—	—	3,800	—	3,800
Total lots owned	34,224	2,475	36,699	30,256	2,460	32,716

Lots controlled
Lots under option contracts	465	121	586	806	—	806
Land under option for future development	1,123	189	1,312	1,091	349	1,440
Lots under option through unconsolidated development joint ventures	2,518	71	2,589	2,614	255	2,869
Total lots controlled	4,106	381	4,487	4,511	604	5,115
Total lots owned and controlled (2)	38,330	2,856	41,186	34,767	3,064	37,831
Percentage of lots owned	89.3%	86.7%	89.1%	87.0%	80.3%	86.5%

(1) Land held for future development consists of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of September 30, 2025 and December 31, 2024.

	September 30, 2025	December 31, 2024
Total lots owned(1)	36,699	32,716
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	1,312	1,440
Lots under option through unconsolidated development joint ventures	2,589	2,869
Total lots self-developed	40,600	37,025
Self-developed lots as a percentage of total lots owned and controlled(1)	98.6%	97.9%

(1) Total lots owned includes finished lot purchases, which were less than 1.5% of total lots self-developed as of September 30, 2025.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and nine months ended September 30, 2025 and 2024 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Residential units revenue	$499,091	$522,859	$1,541,517	$1,513,281
Less: Mechanic’s lien contracts revenue	(32)	—	(32)	(380)
Home closings revenue	$499,059	$522,859	$1,541,485	$1,512,901
Homebuilding gross margin	$155,450	$171,193	$476,599	$508,003
Homebuilding gross margin percentage	31.1%	32.7%	30.9%	33.6%

Homebuilding gross margin	155,450	171,193	476,599	508,003
Add back: Capitalized interest charged to cost of revenues	2,359	2,788	7,197	8,539
Add back: Land impairment charge	—	1,308	—	1,308
Less: Warranty reserve adjustment	(4,809)	—	(4,809)	—
Adjusted homebuilding gross margin	$153,000	$175,289	$478,987	$517,850
Adjusted homebuilding gross margin percentage	30.7%	33.5%	31.1%	34.2%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less homebuilding cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of September 30, 2025:

	Total capitalization			Homebuilding capitalization(1)
	Gross	Cash and cash equivalents	Net	Gross	Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$339,501	$(142,426)	$197,075	$324,944	$(135,391)	$189,553
Total Green Brick Partners, Inc. stockholders’ equity	1,804,162	—	1,804,162	1,804,162	—	1,804,162
Total capitalization	$2,143,663	$(142,426)	$2,001,237	$2,129,106	$(135,391)	$1,993,715

Debt to total capitalization ratio	15.8%			15.3%
Net debt to total capitalization ratio			9.8%			9.5%

(1) Homebuilding capitalization ratio excludes cash and debt related to our wholly owned mortgage company.

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a 50% interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title, GRBK Mortgage, and Green Brick Insurance. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit https://greenbrickpartners.com/brands-services/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,”, “poised,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) our infill-focused land self-development strategy; (ii) our ability to adapt to evolving market conditions; (iii) our ability adjust pricing in order to meet market demand; (iv) our investments in land, lots and development in 2025; (v) our strategic advantages, including our unique business model and focus on infill and infill-adjacent locations, and the impact on our future results; (vi) our lot and land strategy and its impact on our future financial position; (vii) our ability to successfully implement our growth strategy, including our expectations for expansion and growth of our Trophy brand in Austin and Houston and the impact that expansion will have on our future results; (viii) our ability to navigate short-term market headwinds; (ix) the impact of tariffs; (x) our ability to opportunistically deploy capital to maximize shareholder returns, and to accelerate growth as the housing market improves; (xi) the credit worthiness of our buyers, quality of our product, and desirability of our communities; (xii) our future financial and operational performance; (xiii) expansion of our financial services through Green Brick Mortgage and Green Brick Insurance and (xiv) our ability to deliver efficient and cost-effective growth, including our ability to manage costs and cycle times. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in macroeconomic conditions, including increasing interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) significant periods of inflation or deflation; (5) a shortage of labor; (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including the successful development of our communities within expected time frames and the growth and expansion of our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) the geographic concentration of our operations; (10) government regulation risks; (11) adverse changes in the availability or volatility of mortgage financing; (12) severe weather events or natural disasters; (13) difficulty in obtaining sufficient capital to fund our growth; (14) our ability to meet our debt service obligations; (15) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (16) our ability to adequately self-insure; and (17) changes in accounting standards that adversely affect our reported earnings or financial condition. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Investor Relations
469-573-6755
IR@greenbrickpartners.com